                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

                  Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13D, and agrees that this Schedule 13D is filed on its behalf.

Date:  February 9, 1998

                                           SB MOTEL CORP.


                                           By:  /s/ Matthew Levitan
                                                --------------------------
                                                   Name: Matthew Levitan
                                                   Title: Secretary and Director

                                           SALOMON BROTHERS
                                           HOLDING COMPANY INC


                                           By:  /s/ Stephanie B. Mudick
                                                --------------------------
                                                    Name: Stephanie B. Mudick
                                                    Title: Assistant Secretary

                                           SALOMON SMITH BARNEY
                                           HOLDINGS INC.


                                           By:  /s/ Howard M. Darmstadter
                                                --------------------------
                                                    Name: Howard M. Darmstadter
                                                    Title: Assistant Secretary

                                           TRAVELERS GROUP INC.


                                           By:  /s/ Stephanie B. Mudick
                                                --------------------------
                                                    Name: Stephanie B. Mudick
                                                    Title: Assistant Secretary


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